Registration No. 333-___________
                                              Filed April 30, 2002

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             _________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             _________________


                         Willow Grove Bancorp, Inc.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)


                                Pennsylvania
______________________________________________________________________________
       (State or Other Jurisdiction of Incorporation or Organization)


                                 80-0034942
______________________________________________________________________________
                    (I.R.S. Employer Identification No.)


Welsh and Norristown Roads
Maple Glen, Pennsylvania                                          19002
______________________________________________________________________________
(Address of Principal Executive Offices)                       (Zip Code)


             Willow Grove Bancorp, Inc. 1999 Stock Option Plan
                                    and
           Willow Grove Bank 401(k)/Employee Stock Ownership Plan
______________________________________________________________________________
                         (Full Title of the Plans)


                                         Copies to:
Frederick A. Marcell Jr.                 Hugh T. Wilkinson, Esq.
President and Chief Executive Officer    Eric M. Marion, Esq.
Willow Grove Bancorp, Inc.               Elias, Matz, Tiernan & Herrick L.L.P.
Welsh and Norristown Roads               734 15th Street, N.W.
Maple Glen, Pennsylvania 19002           Washington, D.C. 20005
(215) 646-5405                           (202) 347-0300
______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

==============================================================================
Title of                         Proposed        Proposed
Securities     Amount            Maximum         Maximum          Amount of
to be          to be             Offering Price  Aggregate        Registration
Registered     Registered(1)     Per Share       Offering Price   Fee
==============================================================================
Common Stock,
par value $.01
per share      473,341 shares(2) $ 5.40(2)       $2,556,041       $ 235

Common Stock,
par value $.01
per share       11,401 shares(3) $11.35(3)       $  129,401       $  12

Common Stock,
par value $.01
per share       50,000 shares(4) $11.35(4)       $  567,500       $  52
               -------                            ---------         ---

Total          534,742 shares                    $3,252,942       $ 299
               =======                            =========         ===


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Willow Grove Bancorp, Inc. ("Company" or "Registrant") 1999 Stock Option Plan (the "Option Plan") and the Willow Grove Bank 401(k)/Employee Stock Ownership Plan (the "401(k) Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) The 473,341 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 11,401 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options not yet granted under the Option Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock of the Company on April 26, 2002 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

(4) The 50,000 shares of Common Stock represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 401(k) Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the 401(k) Plan is equal to the average of the high and low prices of the Common Stock of the Company on April 26, 2002 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.
                    __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     2

                                   PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.






















                                     3

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's prospectus (the "Prospectus"), dated February 11, 2002, filed pursuant to Rule 424(b) under the Securities Act (file No. 333-75106) with the Commission on February 25, 2002;

          (b) The 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2000 (file No. 000-25191) filed with the Commission on June 28, 2001;

          (c) All other reports filed by the Company and the 401(k) Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 11-K and the financial statements in the Prospectus referred to in clauses (a) and (b) above;

          (d) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on March 25, 2002 (File No. 000-49706); and

          (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                     4


Item 4.        Description of Securities.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     Article VI of the Registrant's Bylaws provides as follows:

     6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     6.2  Derivative Actions.

     (a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

     (b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

          (1)  such person is successful on the merits or otherwise; or

          (2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                                     5


     6.3  Third-Party Actions.

     (a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     (b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

               (1)  such person is successful on the merits or otherwise; or

               (2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

     6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

               (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

               (2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3)  the stockholders of the Corporation.

     6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such

                                     6

action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

     6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

     6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

     6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

     6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify

                                     7


each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

     If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

Item 7.        Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.  Exhibit                                                Page
     ___  _______                                                ____


     4    Common Stock Certificate*                              --
     5    Opinion of Elias, Matz, Tiernan & Herrick              E-1
            L.L.P. as to the legality of the Common Stock
     10   Willow Grove Bancorp, Inc. 1999                        --
            Stock Option Plan**
     23.1 Consent of Elias, Matz, Tiernan & Herrick              --
            L.L.P. (contained in the opinion included
            as Exhibit 5)
     23.2 Consent of KPMG LLP                                    E-4
     24   Power of attorney for any subsequent                   --
            amendments is located in the signature pages

_______________
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-75106) filed with the Commission on December 14, 2001, as amended.

                                     8


**   Incorporated by reference from the Proxy Statement on Schedule 14A of
Willow Grove Bancorp, Inc., a federal corporation and predecessor of the Company, filed with the Commission on June 23, 1999 (File No. 000-25191).

     (b) The 401(k) Plan has been submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify the plan.

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,

                                     9


unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.























                                     10

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maple Glen, Commonwealth of Pennsylvania, on this 29th day of April 2002.

                         Willow Grove Bancorp, Inc.


                         By:  /s/ Frederick A. Marcell Jr.
                              -------------------------------------
                              Frederick A. Marcell Jr.
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Frederick A. Marcell Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



        Name                             Title                   Date
------------------------         --------------------     ----------------


/s/ Frederick A. Marcell, Jr.     President and Chief       April 29, 2002
-----------------------------     Executive Officer
Frederick A. Marcell Jr.


/s/ Christopher E. Bell           Senior Vice President,    April 29, 2002
-----------------------           Chief Financial Officer
Christopher E. Bell               and Corporate Secretary


/s/ Lewis W. Hull                 Director                  April 29, 2002
-----------------
Lewis W.  Hull


/s/ William W. Langan             Chairman of the Board     April 29, 2002
---------------------
William W. Langan


        Name                             Title                   Date
------------------------         --------------------     ----------------


/s/ A. Brent O'Brien              Director                  April 29, 2002
--------------------
A. Brent O'Brien


/s/ William W. Weihenmayer        Director                  April 29, 2002
--------------------------
William W. Weihenmayer


/s/ Rosemary C. Loring            Director                  April 29, 2002
------------------------
Rosemary C. Loring, Esq.


/s/ Charles F. Kremp, 3rd         Director                  April 29, 2002
-------------------------
Charles F. Kremp, 3rd


/s/ Samuel H. Ramsey, III         Director                  April 29, 2002
-------------------------
Samuel H. Ramsey, III



     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maple Glen, Commonwealth of Pennsylvania, on April 29, 2002.


                                   WILLOW GROVE BANK
                                   401(k)/EMPLOYEE STOCK OWNERSHIP PLAN



                              By:  /s/ Frederick A. Marcell Jr.
                                   ---------------------------------
                                   Frederick A. Marcell Jr., on behalf of
                                   Willow Grove Bank as the Plan Administrator